SOURCE:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces The Signing Of Omni Assets, Inc. As New Client

ST. PETERSBURG, Fla. Jan 31 , PRNewswire -- Internet Stock Market Resources, Inc. is announcing the addition of Omni Assets, Inc. (NQB: OMNA) as the newest client to join ISMR's services.

OMNI ASSETS, INC. acquired the equipment assets of Inamco International Corporation as of January 25, 2000. These assets consist of stainless steel vats, medical measuring instruments, medical product inventory and an assortment of tools and equipment that are needed to test, measure and produce generic drugs and diagnostic test kits. In addition, OMNI also purchased the Inamco International Corporation name and intends to change its company name from Omni Assets, Inc. to Inamco International Corporation in the near future. The new OMNI ASSETS, INC. (Inamco) will be comprised of three divisions that are being blended into one public entity (minority owned) that is dedicated to the research, development, manufacturing and marketing of diagnostic test kits, generic pharmaceuticals, hospital and laboratory disposables at affordable prices.


To receive investor information please contact: DuBois Consulting Group 757-229-0666

 For online investor information go to
www.internetstockmarket.com/corpprof/o/omna.html

To receive updates on ISMR's Emerging Companies subscribe at www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. (OTC BB: ISMR) is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to Omni Assets, Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph:
727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.

SOURCE: Internet Stock Market Resources, Inc.